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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of InfoSpace, Inc. on Form S-8 of our report dated March 2, 2001 (March 23, 2001, as to Note 9), appearing in the Annual Report on Form 10-K of InfoSpace, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Seattle, Washington
April 5, 2001